Exhibit 10.1
HERITAGE DISTILLING HOLDING COMPANY, INC.
SECOND AMENDMENT TO THE
2024 EQUITY INCENTIVE PLAN

This Second Amendment (the “Second Amendment”) to the Heritage Distilling Holding Company, Inc., a Delaware corporation (the “Company”), 2024 Equity Incentive Plan, as amended (the “Plan”) is hereby adopted, subject to approval by the stockholders of the Company, pursuant to the recommendation of the Compensation Committee (the “Committee”) and the approval of the Board of Directors (the “Board”). This Second Amendment shall become effective as of the date of stockholder approval (the “Effective Date”). Capitalized terms used but not defined herein shall have the meanings ascribed to them in the Plan.

WHEREAS, the Plan, as adopted by the Board, was ratified and approved by the stockholders of the Company, became effective on November 25, 2024; and

WHEREAS, the Plan was previously amended by the First Amendment to the 2024 Equity Incentive Plan dated May 30, 2025, and approved by the stockholders on June 24, 2025, increasing the shares available for issuance to 5,000,000 shares;

WHEREAS, the Committee has determined that it is in the best interest of the Company to further amend the Plan to increase the number of shares of Common Stock available for issuance under the Plan by 30,000,000 additional shares of Common Stock, for a total of 35,000,000 shares.

NOW, THEREFORE, as approved by the Board upon the recommendation of the Committee as of August 18, 2025 and as approved by the stockholders of the Company as of the date listed below, this Second Amendment to the Plan is hereby adopted and approved in all respects. Accordingly, pursuant to this Second Amendment, the Plan is hereby amended as follows:

1. As of the Effective Date, Section 4.1 of the Plan is hereby amended by deleting it in its entirety and replacing it with the following:

“4.1 Number of Shares. Subject to adjustment under Article VIII and the terms of this Article IV, the maximum number of shares of Common Stock that may be issued under the Plan shall be thirty-five million (35,000,000) shares (the “Overall Share Limit”), provided, however, that the Overall Share Limit shall not include Stock Appreciation Rights units in which the Award Grant of such units are paid out in cash at the time of exercise rather than in actual Shares of stock. Shares issued under the Plan may consist of authorized but unissued Shares, Shares purchased on the open market or treasury Shares.”

2. Except as specifically set forth in this Second Amendment, no provision of the Plan is changed, and the Plan is hereby ratified in its entirety and shall remain in full force and effect.

As adopted by the Board of Directors on August 18, 2025
 As adopted by the Stockholders on September 18, 2025